UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2010
PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-32681	72-1440714

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 232-7028
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On August 5, 2010, PetroQuest Energy, Inc. (the “Company”) announced net income available to common stockholders for the quarter ended June 30, 2010 of $5,248,000 or $0.08 per share, compared to second quarter 2009 net income available to common stockholders of $7,746,000, or $0.15 per share. For the first six months of 2010, the Company reported net income available to common stockholders of $34,965,000, or $0.56 per share, compared to net loss available to common stockholders of $59,211,000, or $1.20 per share, for the comparable 2009 period.
Discretionary cash flow for the second quarter of 2010 was $25,367,000, as compared to $37,788,000 for the comparable 2009 period. Net cash flow provided by operating activities totaled $13,610,000 and $24,512,000 during the second quarters of 2010 and 2009, respectively. For the first six months of 2010, discretionary cash flow was $66,131,000, compared to discretionary cash flow of $76,256,000 for the first six months of 2009. Net cash flow provided by operating activities totaled $66,318,000 and $45,494,000 during the first six months of 2010 and 2009, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.
Production for the second quarter of 2010 was 7.3 Bcfe, compared to 8.6 Bcfe for the comparable period of 2009. For the first six months of 2010, production was 15.1 Bcfe, compared to 18.7 Bcfe for the comparable period of 2009. Production during the 2010 periods was negatively impacted by the reduced capital spending during 2009. Approximately 54% of the Company’s second quarter 2010 production was from long-lived basins. Stated on an Mcfe basis, unit prices including the effects of hedges, were 12% and 3% lower during the second quarter and six months ended June 30, 2010, respectively, as compared to the 2009 periods. Oil and gas sales during the second quarter of 2010 were $41,857,000, as compared to $55,376,000, in the second quarter of 2009. For the first six months of 2010, oil and gas sales were $89,402,000 compared to oil and gas sales of $114,610,000 for the first six months of 2009.
Lease operating expenses (“LOE”) for the second quarter of 2010 increased to $9,020,000, as compared to $8,373,000 in the second quarter of 2009. The increase in lease operating expenses for the second quarter of 2010 is primarily due to unanticipated maintenance costs. LOE per Mcfe was $1.23 for the second quarter of 2010, as compared to $0.98 in the second quarter of 2009. For the first six months of 2010, lease operating expenses increased to $1.24 per Mcfe from $1.05 per Mcfe in the comparable period of 2009. Although per unit lease operating expenses increased, absolute lease operating expenses during the first six months of 2010 decreased when compared to the 2009 period primarily due to the overall reduction in produced volumes as well as lower insurance costs.
Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the second quarter of 2010 was $1.84 per Mcfe, as compared to $2.11 per Mcfe in the second quarter of 2009. For the first six months of 2010, DD&A on oil and gas properties was $1.87 per Mcfe compared to $2.66 per Mcfe for the comparable period of 2009. The decline in DD&A per Mcfe for the six month period was the result of the ceiling test write-downs of a substantial portion of the Company’s proved oil and gas properties during 2009, the impact of the previously announced Woodford joint development agreement, and the addition of proved reserves at attractive development costs from the Company’s Woodford operated drilling program.
Interest expense for the second quarter of 2010 decreased to $2,379,000, as compared to $3,388,000 in the second quarter of 2009. For the first six months of 2010, interest expense was $4,189,000 compared to $6,564,000 for the comparable period of 2009. The decrease in interest expense is primarily due to the repayment of $130,000,000 of bank debt in the last half of 2009 and the first half of 2010.
General and administrative expenses during the quarter and six months ended June 30, 2010 totaled $5,816,000 and $10,325,000, respectively, as compared to expenses of $4,197,000 and $9,022,000 during the comparable 2009 periods. The increase in general and administrative expenses for the 2010 periods is primarily due to incentive compensation payments during the second quarter of 2010.
The following table sets forth certain information with respect to the oil and gas operations of the Company for the three and six month periods ended June 30, 2010 and 2009:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Production:
Oil (Bbls)	154,285	138,788	298,926	313,599
Gas (Mcf)	6,406,710	7,728,284	13,266,573	16,775,499
Total Production (Mcfe)	7,332,420	8,561,012	15,060,129	18,657,093
Total Daily Production (MMcfe/d)	80.6	94.1	83.2	103.1

Sales:
Total oil sales	$11,910,281	$9,424,297	$23,287,394	$18,703,580
Total gas sales	29,946,896	45,951,367	66,114,527	95,906,225

Total oil and gas sales	$41,857,177	$55,375,664	$89,401,921	$114,609,805

Average sales prices:
Oil (per Bbl)	$77.20	$67.90	$77.90	$59.64
Gas (per Mcf)	4.67	5.95	4.98	5.72
Per Mcfe	5.71	6.47	5.94	6.14
The above sales and average sales prices include additions related to the settlement of gas hedges of $4,756,000 and $22,441,000 and the settlement of oil hedges of zero and $1,470,000 for the three months ended June 30, 2010 and 2009, respectively. The above sales and average sales prices include additions related to the settlement of gas hedges of $6,287,000 and $36,419,000 and the settlement of oil hedges of zero and $3,515,000 for the six months ended June 30, 2010 and 2009, respectively.
The following initiates guidance for the third quarter of 2010:

Guidance for
Description	3rd Quarter 2010

Production volumes (MMcfe/d)	83-88

Percent gas	88%

Expenses:
Lease operating expenses (per Mcfe)	$1.20 - $1.30
Production taxes (per Mcfe)	$0.20 - $0.25
Depreciation, depletion and amortization (per Mcfe)	$1.85 - $1.95
General and administrative (in millions)	$5.0 - $5.5
Interest expense (in millions)	$2.3 - $2.7

The following updates guidance for the full year of 2010:

Guidance for
Description	Full Year 2010

Production volumes (MMcfe/d)	82 - 89

Percent gas	88%

Expenses:
Lease operating expenses (per Mcfe)	$1.20 - $1.30
Production taxes (per Mcfe)	$0.20 - $0.25
Depreciation, depletion and amortization (per Mcfe)	$1.85 - $1.95
General and administrative (in millions)	$20.5 - $21.5
Interest expense (in millions)	$9 - $10

2010 Capital Expenditures (in millions)	$100 - $110
Operations Update
The Company completed two Woodford operated horizontal wells during late July, PQ37 (2,522 foot lateral) and PQ38 (3,727 foot lateral). Both wells are in the early stages of flowback and have not had sufficient time to establish a clean 24 hour initial production rate. However, due to the shorter than average lateral length, the Company expects both wells to achieve a 24 hour initial production rate of 2,000 — 4,000 Mcf per day. In addition to the above completions, the Company has reached total depth on PQ39 (4,723 foot lateral), is near total depth on PQ40 and expects to drill one additional well utilizing the pad of PQ40. The Company expects to complete all three wells during the fourth quarter. In addition, the Company has procured a second Woodford rig and expects to commence drilling operations in September, with a third rig expected to begin operations in late 2010. The Company estimates that its current net production from its Oklahoma properties is approximately 30 MMcfe per day.
In the Gulf Coast Basin, the Company’s Southern Hills prospect, located in its onshore South Louisiana South Chauvin field, reached total depth and has encountered approximately 64 net feet of pay from two objectives. Production from the lower objective is expected to commence in approximately one week at an initial gross rate of approximately 4,000 — 5,000 Mcfe per day. Upon depletion of the lower objective, which is expected to occur in 2011, the Company expects to recomplete and produce from the upper objective at an initial gross rate of approximately 10,000 — 12,000 Mcfe per day. The Company has an approximate 36% net revenue interest in the well.
Management’s Comment
“We are extremely pleased with our recent Woodford results and the closing of our previously announced joint venture,” said Charles T. Goodson, Chairman, Chief Executive Officer and President. “The joint venture builds upon our already strong liquidity position and enhances our future Woodford drilling economics.”
About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, East Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices and significantly depressed natural gas prices since the middle of 2008, the uncertain economic conditions in the United States and globally, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, including the impact of the oil spill in the Gulf of Mexico on our present and future operations, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.
Click here for more information: “http://www.petroquest.com/news.html?=BizID=1690&1=1”

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(Amounts in Thousands)
(unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$57,844	$20,772
Revenue receivable	13,798	16,457
Joint interest billing receivable	18,902	11,792
Hedging asset	6,482	2,796
Prepaid drilling costs	1,070	2,383
Drilling pipe inventory	16,576	19,297

Other current assets	3,453	1,619

Total current assets	118,125	75,116

Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	1,366,573	1,296,177
Unevaluated oil and gas properties	62,279	108,079
Accumulated depreciation, depletion and amortization	(1,145,600)	(1,082,381)

Oil and gas properties, net	283,252	321,875
Gas gathering assets	4,177	4,848
Accumulated depreciation and amortization of gas gathering assets	(1,347)	(1,198)

Total property and equipment	286,082	325,525

Long-term receivable	19,029	5,731

Other assets, net of accumulated depreciation and amortization of $9,342 and $8,342, respectively	3,388	4,087

Total assets	$426,624	$410,459

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$36,119	$27,113
Advances from co-owners	3,239	3,662
Oil and gas revenue payable	7,755	7,886
Accrued interest and preferred stock dividend	3,018	3,133
Asset retirement obligation	1,941	4,517
Other accrued liabilities	4,938	4,106

Total current liabilities	57,010	50,417
Bank debt	—	29,000
10 3/8% Senior Notes	149,413	149,267
Asset retirement obligation	16,940	19,399
Other liabilities	364	271
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 61,434 and 61,177 shares, respectively	61	61
Paid-in capital	263,505	259,981

Accumulated other comprehensive income	4,071	1,768

Accumulated deficit	(64,741)	(99,706)

Total stockholders’ equity	202,897	162,105

Total liabilities and stockholders’ equity	$426,624	$410,459

PETROQUEST ENERGY, INC.
Consolidated Statements of Operations
(unaudited)
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues:
Oil and gas sales	$41,857	$55,376	$89,402	$114,610
Gas gathering revenue	61	(115)	130	100

	41,918	55,261	89,532	114,710

Expenses:
Lease operating expenses	9,020	8,373	18,715	19,506
Production taxes	1,599	846	2,947	3,020
Depreciation, depletion and amortization	13,744	18,374	28,728	50,193
Ceiling test writedown	—	—	—	103,582
Gas gathering costs	—	88	11	167
General and administrative	5,816	4,197	10,325	9,022
Accretion of asset retirement obligation	408	472	876	1,124
Interest expense	2,379	3,388	4,189	6,564

	32,966	35,738	65,791	193,178

Gain on legal settlement	—	—	12,400	—
Gain on sale of assets	—	—	—	485
Other income (expense)	94	(2,339)	11	(5,309)

Income (loss) from operations	9,046	17,184	36,152	(83,292)
Income tax expense (benefit)	2,511	8,151	(1,380)	(26,648)

Net income (loss)	6,535	9,033	37,532	(56,644)
Preferred stock dividend	1,287	1,287	2,567	2,567

Net income (loss) available to common stockholders	$5,248	$7,746	$34,965	$(59,211)

Earnings per common share:
Basic
Net income (loss) per share	$0.08	$0.15	$0.56	$(1.20)

Diluted
Net income (loss) per share	$0.08	$0.15	$0.56	$(1.20)

Weighted average number of common shares:
Basic	61,425	49,631	61,335	49,489

Diluted	62,421	50,188	67,356	49,489

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(unaudited)
(Amounts in Thousands)

	Six Months Ended
	June 30,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$37,532	$(56,644)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax benefit	(1,380)	(26,648)
Depreciation, depletion and amortization	28,728	50,193
Ceiling test writedown	—	103,582
Non-cash gain on legal settlement	(4,164)	—
Gain on sale of assets	—	(485)
Accretion of asset retirement obligation	876	1,124
Inventory impairment	—	861
Share based compensation expense	3,752	3,525
Amortization costs and other	787	748
Payments to settle asset retirement obligations	(5,389)	(591)
Changes in working capital accounts:
Revenue receivable	2,659	6,699
Joint interest billing receivable	(7,110)	12,871
Prepaid drilling and pipe costs	4,034	9,910
Accounts payable and accrued liabilities	8,359	(51,864)
Advances from co-owners	(423)	(5,149)
Other	(1,943)	(2,638)

Net cash provided by operating activities	66,318	45,494

Cash flows from (used in) investing activities:
Investment in oil and gas properties	(68,822)	(30,811)
Proceeds from sale of unevaluated properties	36,473	—
Proceeds from sale of oil and gas properties	35,000	4,772

Net cash provided by (used in) investing activities	2,651	(26,039)

Cash flows from (used in) financing activities:
Net payments for share based compensation	(228)	(234)
Deferred financing costs	(104)	(63)
Net proceeds from common stock offering	—	38,030
Payment of preferred stock dividend	(2,565)	(2,569)
Repayment of bank borrowings	(29,000)	—

Net cash provided by (used in) financing activities	(31,897)	35,164

Net increase in cash and cash equivalents	37,072	54,619
Cash and cash equivalents, beginning of period	20,772	23,964

Cash and cash equivalents, end of period	$57,844	$78,583

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$8,237	$10,509

Income taxes	$3	$—

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income (loss)	$6,535	$9,033	$37,532	$(56,644)

Reconciling items:
Deferred tax expense (benefit)	2,511	8,151	(1,380)	(26,648)
Gain on sale of assets	—	—	—	(485)
Non-cash gain on legal settlement	—	—	(4,164)	—
Depreciation, depletion and amortization	13,744	18,374	28,728	50,193
Ceiling test writedown	—	—	—	103,582
Accretion of asset retirement obligation	408	472	876	1,124
Share based compensation expense	1,770	1,345	3,752	3,525
Amortization costs and other	399	377	787	748
Inventory impairment	—	36	—	861

Discretionary cash flow	25,367	37,788	66,131	76,256

Changes in working capital accounts	(6,885)	(12,731)	5,576	(30,171)
Settlement of asset retirement obligations	(4,872)	(545)	(5,389)	(591)

Net cash flow provided by operating activities	$13,610	$24,512	$66,318	$45,494

Note:
Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: August 5, 2010	By:	/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer